First-Quarter Fiscal 2019 Financial Results & Update November 6, 2018 Exhibit 99.3

Forward-looking statements and non-GAAP financial measures Forward-looking Statements – Certain statements included in this presentation that are not historical or current facts including, but not limited to, those related to expected financial performance, growth trends and market uncertainty in our Supply Chain and Performance Services business segments and their respective business units, our ability to implement our evolving strategy and plans for future growth, the impact of regulatory developments and uncertainty and our ability to manage through these issues, the statements related to fiscal 2019 outlook and guidance and the assumptions underlying such guidance, timing and ability to close our acquisition of Stanson Health, Inc. and Premier’s repurchase activity under its stock repurchase program, including the timing and number of shares repurchased or the possible suspension of or discontinuance of the repurchase program at any time are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. Readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. You should carefully read Premier’s periodic and current filings with the SEC for more information on potential risks and other factors that could affect Premier’s financial results. Forward-looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements. Non-GAAP Financial Measures – This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in this presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. You should carefully read Premier’s periodic and current filings with the SEC for definitions and further explanation and disclosure regarding our use of non-GAAP financial measures and such filings should be read in conjunction with this presentation.

Susan DeVore President and Chief Executive Officer Premier, Inc. Overview and Business Update

Fiscal 2019 first-quarter highlights In Supply Chain Services, group purchasing business experienced steady growth supported by stable patient utilization patterns In Performance Services, continued to cultivate new engagements and work with members to develop innovative solutions Financial expectations for fiscal 2019 remain consistent with guidance established last quarter and are being adjusted solely for impact of adoption of new revenue recognition Results exceeded management’s revenue and profitability expectations across businesses and for the company as a whole *See non-GAAP Adjusted EBITDA, non-GAAP Adjusted Fully Distributed Earnings Per Share and non-GAAP Free Cash Flow reconciliations to GAAP equivalents in Appendix.

Premier continues to make progress on long-term growth strategy Developing a high-value provider network for engaging directly with employers to improve clinical outcomes and reduce overall cost of care. Agreement to acquire Stanson Health, Inc., a provider of intelligent clinical decision support technology, that will enable our evidence-based content along with our data and analytics to be channeled directly into the physician’s workflow.

Encouraged by recent developments in Washington

Mike Alkire Chief Operating Officer Premier, Inc. Operations Review

Premier positioned for future growth through operational alignment of strategic initiatives Pending acquisition of Stanson Health, Inc. is expected to provide clinical decision support technology that resides inside the healthcare providers’ workflow as the technology is already embedded in the major EHR systems. Actively engaging with quality generics manufacturers as we continue to explore new and creative opportunities to accelerate production of generic drugs that are in short supply.

Premier continues to demonstrate value Expanded partnership with large national integrated delivery network to improve operational and financial performance all across thousands of employed and affiliated medical groups. Continue to grow our applied sciences business through new and expanded relationships with major pharmaceutical manufacturers. Engaged by a major national research hospital to design and implement strategies to enhance physician network performance that will help improve the patient experience.

Craig McKasson Chief Financial Officer Premier, Inc. Financial Review

Adoption of new revenue recognition standard The company adopted new revenue recognition standard ASC 606 on July 1, 2018 using the modified retrospective approach and did not restate prior periods. Accordingly, the year-over-year comparisons in this presentation compare fiscal 2019 first-quarter results under ASC 606 to fiscal 2018 first-quarter results under the previous revenue recognition standard ASC 605.

Fiscal 2019 guidance(1) Fiscal 2019 Financial Guidance (in millions, except per share data) ASC 606 Impact of ASC 606 ASC 605 Net Revenue: Supply Chain Services segment $1,305.0 - $1,357.0 ($50.0) $1,355.0 - $1,407.0 Products revenue ($50.0) Performance Services segment $350.0 - $364.0 ($16.0) $366.0 - $380.0 Licensed safety technology revenue ($11.0) Reseller or subcontractor revenue ($5.0) Total Net Revenue $1,655.0 - $1,721.0 ($66.0) $1,721.0 - $1,787.0   Non-GAAP adjusted EBITDA $550.0 - $572.0 ($9.0) $559.0 - $581.0   Licensed safety technology ($9.0) Non-GAAP adjusted fully distributed EPS(2) $2.55 - $2.67 ($0.05) $2.60 - $2.72   Licensed safety technology ($0.05) For the year ending June 30, 2019. As of November 6, 2018. See accompanying page for fiscal 2019 notes and assumptions to guidance. Does not reflect the impact of previously announced $250 million stock repurchase plan for periods after September 30, 2018. Premier has adjusted fiscal year 2019 guidance to reflect the new revenue recognition standard, which it adopted July 1, 2019 using the modified retrospective approach. As illustrated below, the adjustments are solely due to the impact of the adoption of the new standard.

Guidance Footnotes: * The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is due to two primary reasons: • Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the number of shares of Class B stock outstanding and change in stock price between quarters, which the company cannot predict, control or reasonably estimate. • Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common stock and corresponding Class B units into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange shares on a quarterly basis, and the company has the discretion to settle any exchanged shares for Class A common stock, cash, or a combination thereof, neither of which can be predicted, controlled or reasonably estimated at this time. Fiscal 2019 annual guidance footnotes and key assumptions (for year ending June 30, 2019)* Key Assumptions*: Supply Chain Services assumptions: Net administrative fees revenue growth of low to mid-single digits Products revenue, which were estimated to grow 7% to 11% under the previous revenue recognition standard, will now reflect 0% to 4% percent year-over-year growth. This entirely results from the impact of the new standard, which caused an estimated $50 million gross-to-net revenue reduction. Continued high GPO retention rates Performance Services assumptions: Continued demand for integrated offerings of cloud-based subscription and licensed products, consulting and collaboratives Continued high SaaS institutional renewal rates Other assumptions: Non-GAAP free cash flow expected to exceed 50% of non-GAAP adjusted EBITDA Capital expenditures of approximately $90 million to $95 million, representing 5% to 6% of consolidated net revenue Consolidated non-GAAP adjusted EBITDA margin in the range of 32 to 35% Stock-based compensation approximating $36 million to $38 million Adjusted fully distributed net income and earnings per share calculations to reflect an effective tax rate of 26% Amortization of purchased intangible assets of approximately $54 million Guidance does not contemplate any material acquisitions *As of November 6, 2018

Fiscal 2019 first-quarter financial highlights *See non-GAAP Adjusted EBITDA, non-GAAP Adjusted Fully Distributed Earnings Per Share and non-GAAP Free Cash Flow reconciliations to GAAP equivalents in Appendix. Performance Services (PS) segment revenue of $85.7 million Supply Chain Services (SCS) segment revenue of $315.8 million; net administrative fees revenue of $162.0 million and products revenue of $151.5 million Non-GAAP adjusted EBITDA* of $138.6 million; SCS segment adjusted EBITDA of $135.4 million and PS segment adjusted EBITDA of $30.6 million Non-GAAP adjusted fully distributed net income of $86.9 million Non-GAAP adjusted fully distributed earnings per share* of $0.65 Consolidated net revenue of $401.5 million and GAAP net income of $82.0 million; loss of $12.80 per fully diluted share *See non-GAAP Adjusted EBITDA, non-GAAP Segment Adjusted EBITDA, non-GAAP Adjusted Fully Distributed Earnings Per Share and non-GAAP Free Cash Flow reconciliations to GAAP equivalents in Appendix.

Cash flow and capital flexibility at September 30, 2018 CONSIDERABLE CASH AND DEBT CAPACITY AVAILABLE AMPLE CAPITAL FLEXIBILITY FOR FUTURE ACQUISITIONS AND STOCKHOLDER RETURN Cash flow from operations of $60.3 million and non-GAAP free cash flow* of $1.8 million for fiscal 2019 first quarter Historically, annual non-GAAP free cash flow is lowest in the first quarter, given that the fiscal year ends in June and payment of certain expenses, including annual incentives, occurs in the first quarter. Additionally, non-GAAP free cash flow was impacted by an $18.0 million tax receivable agreement payment to member owners, the timing of which shifted to July this year, from June in prior years, as a result of the change in the company’s federal tax filing deadline. Continue to expect fiscal 2019 non-GAAP free cash flow will total 50% or more of non-GAAP adjusted EBITDA Cash and cash equivalents of $142.4 million Outstanding borrowings of $100.0 million on $750.0 million five-year unsecured revolving credit facility *See non-GAAP free cash flow reconciliation to GAAP equivalent in Appendix.

Quarterly exchange and stock repurchase update On October 31, 2018, approximately 9.8 million Class B units were exchanged for Class A common shares on 1-for-1 basis; equal number of Class B common shares retired. Next quarterly exchange will occur on January 31, 2019. $250 million Class A common stock repurchase plan for fiscal 2019 currently in place. During the first quarter, repurchased approximately 330 thousand shares for $12.3 million. The timing of future repurchases under this authorization will be determined based on market conditions and share price.

Questions

Appendix

Fiscal 2019 and fiscal 2018 non-GAAP reconciliations

Fiscal 2019 and fiscal 2018 non-GAAP reconciliations

Fiscal 2019 and fiscal 2018 non-GAAP reconciliations

Fiscal 2019 and fiscal 2018 non-GAAP reconciliations

Fiscal 2019 and fiscal 2018 non-GAAP reconciliations

Fiscal 2019 and fiscal 2018 non-GAAP reconciliations